                                                                      EXHIBIT 11


                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                  Three Months Ended December 31, 1999 and 1998


                                                                         Three Months Ended Dec. 31,     Nine Months Ended Dec. 31,
                                                                        -----------------------------    --------------------------
                                                                              1999          1998             1999          1998
                                                                        ---------------  ------------    -------------  -----------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                              5,530,773     5,350,025        5,505,017    5,316,032
Weighted average number of common shares issued (1)                             36,597        92,753           39,005       54,104
                                                                        ---------------  ------------    -------------  -----------
Weighted average number of common shares outstanding - end of period         5,567,370     5,442,778        5,544,022    5,370,136
                                                                        ===============  ============    =============  ===========

Net earnings:                                                               $  899,000    $  (60,000)     $ 2,100,000   $  (19,000)
                                                                        ===============  ============    =============  ===========

Basic earnings per common share:                                            $     0.16    $    (0.01)     $      0.38   $    (0.00)
                                                                        ===============  ============    =============  ===========



Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                              5,530,773     5,350,025        5,505,017    5,316,032
Weighted average number of common shares issued (1)                            139,797       153,412          125,854      192,448
                                                                        ---------------  ------------    -------------  -----------
Weighted average number of common shares outstanding - end of period         5,670,570     5,503,437        5,630,871    5,508,480
                                                                        ===============  ============    =============  ===========

Net earnings:                                                               $  899,000    $  (60,000)     $ 2,100,000   $  (19,000)
                                                                        ===============  ============    =============  ===========

Diluted earnings per common share:                                          $     0.16    $    (0.01)     $      0.37   $    (0.00)
                                                                        ===============  ============    =============  ===========




(1) Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.



                                       15